Exhibit 17

                      TRANSACTIONS IN SHARES OF THE COMPANY

The Reporting Persons engaged in the following transactions in Shares of the Company since the filing of Amendment No. 8. All such transactions involved purchases of Shares and were effected on The American Stock Exchange, except as otherwise noted.

Reporting Person with                                                          Price per Share
  Direct Beneficial             Date of                                           (Excluding
      Ownership               Transaction            Number of Shares            Commissions)
-----------------------    -------------------     ---------------------     ---------------------
       Kingsley                  6/3/02                   4,000                      2.6
       Kingsley                  6/4/02                   10,000                     2.5245
       Kingsley                  6/5/02                   15,200                     2.58842
       Kingsley                  6/6/02                   4,000                      2.7025
       Kingsley                  6/7/02                   12,300                     2.6865
       Kingsley                 6/10/02                   5,400                      2.65
       Kingsley                 6/10/02                   3,305                      2.680
       Kingsley                 6/11/02                   7,000                      2.6497
       Kingsley                 6/12/02                   6,000                      2.6
       Kingsley                 6/13/02                   2,600                      2.6
       Kingsley                 6/14/02                   2,200                      2.6
       Kingsley                 6/17/02                   3,000                      2.6
       Kingsley                 6/18/02                   2,000                      2.65
       Kingsley                 6/19/02                   7,464                      2.5695
       Kingsley                 6/24/02                   8,000                      2.4027
       Kingsley                 6/25/02                   2,000                      2.45
       Kingsley                 6/26/02                      10                      2.289
       Kingsley                 6/27/02                      15                      2.39
       Kingsley                 6/28/02                   2,000                      2.315
       Kingsley                  7/2/02                   2,000                      2.10
       Kingsley                  7/3/02                 400,000(1)                   2.00


(1) Purchased in privately negotiated transactions.  See Item 3.











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